Exhibit 4.1

Execution Version

OFFICE DEPOT, INC.

and

COMPUTERSHARE SHAREOWNER SERVICES LLC

as Rights Agent

RIGHTS AGREEMENT

dated as of October 24, 2012

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EXHIBITS

Exhibit A	Certificate of Designation of Series C Junior Participating Preferred Stock of Office Depot, Inc.
Exhibit B	Summary of Rights
Exhibit C	Form of Rights Certificate

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RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of October 24, 2012 (this “Agreement”), by and between Office Depot, Inc., a Delaware corporation (the “Company”), and Computershare Shareowner Services LLC, as rights agent (the “Rights Agent”);

WHEREAS, on October 24, 2012 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock (as hereinafter defined) of the Company outstanding at the Close of Business (as hereinafter defined) on the Record Date (as hereinafter defined), each Right initially representing the right to purchase one five-thousandth (subject to adjustment) of one share of Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right (subject to adjustment) with respect to each share of Common Stock of the Company that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22 hereof;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.	Certain Definitions.

For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, or any Person holding shares of Common Stock for or pursuant to the terms of any such plan to the extent, and only to the extent, of such shares of Common Stock so held, or (iv) an Exempted Person. Notwithstanding anything in this definition of “Acquiring Person” to the contrary:

(i) no Person shall become an “Acquiring Person” as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the percentage of the shares of Common Stock beneficially owned by such Person, together with all Affiliates and Associates of such Person, to 15% or more of the shares of Common Stock of the Company then outstanding; provided, however, that if a Person, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding by reason of share acquisitions by the Company and shall, after such share acquisitions by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person, together with all Affiliates and Associates of such Person, does not beneficially own 15% or more of the Common Stock then outstanding;

(ii) if the Board determines that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of the then outstanding Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement as a result of such inadvertent acquisition unless and until such Person shall again become an “Acquiring Person”;

(iii) if, as of the date hereof or prior to the first public announcement of the adoption of this Agreement, any Person is or becomes the Beneficial Owner of 15% or more of the shares of Common Stock outstanding, such Person shall not be deemed to be or to become an “Acquiring Person” unless and until such time as such Person shall, after the first public announcement of the adoption of this Agreement, become the Beneficial Owner of additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; and

(iv) no Person shall become an “Acquiring Person” solely as a result of any unilateral grant of any security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees; provided, however, that if a Person, who or which together with all Affiliates and Associates, shall become the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding by reason of a unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, such Person shall nevertheless be deemed to be an “Acquiring Person” if, subject to Section 1(a)(ii), such Person, together with all Affiliates and Associates, thereafter becomes the Beneficial Owner of any additional shares of Common Stock (unless upon becoming the Beneficial Owner of additional shares of Common Stock, such Person, together with all Affiliates and Associates, does not beneficially own 15% or more of the Common Stock then outstanding), except as a result of (y) a dividend or distribution paid or made by the Company on the outstanding Common Stock or a split or subdivision of the outstanding Common Stock; or (z) the unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interest (including restricted stock) granted by the Company to its directors, officers and employees.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act Regulations, as in effect on the date of this Agreement.

(c) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” and to have “beneficial ownership” of any securities:

(i) that such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the Exchange Act Regulations as in effect on the date of this Agreement); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own” or to have “beneficial ownership” of, any security under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote such security that would otherwise render such Person the Beneficial Owner of such security, if such agreement, arrangement or understanding (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act Regulations and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own” or to have “beneficial ownership” of, (x) securities tendered pursuant to a tender or exchange offer made in accordance with the Exchange Act Regulations by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (y) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (z) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(a) hereof in connection with an adjustment made with respect to any Original Rights; or (B) the right to vote pursuant to any agreement, arrangement, or understanding (except to the extent contemplated by the proviso to subparagraph (i) of this paragraph (c)); or

(iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such Person) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement, or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subparagraph (i) of this paragraph (c)) or disposing of any such securities;

provided, however, that nothing in this paragraph (c) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” or have “beneficial ownership” of, any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition; provided further, however, that no Person who is an officer, director or employee of the Company or any Subsidiary of the Company shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, or to “beneficially own,” any securities that are “beneficially owned” (as defined in this paragraph (c)), including, without limitation, in a fiduciary capacity, by the Company or any Subsidiary of the Company, or by any other such officer, director or employee of the Company or any Subsidiary of the Company.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to beneficially own hereunder.

(d) “Board” shall mean the Board of Directors of the Company or any duly authorized committee thereof.

(e) “Book Entry” shall mean an uncertificated book entry for the Common Stock.

(f) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking or trust institutions in New York City, New York are authorized or obligated by law or executive order to close.

(g) “Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Company, as amended, as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”), and together with the Certificate of Designation of the Preferred Stock of the Company adopted contemporaneously with the approval of this Agreement and attached hereto as Exhibit A (the “Certificate of Designation”), as the same may hereafter be amended or restated.

(h) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(i) “Common Stock” when used with reference to the Company shall mean Common Stock, par value $0.01 per share, of the Company. “Common Stock” when used with reference to any Person other than the Company shall mean the class or series of capital stock (or equity interest) with the greatest voting power (in relation to any other classes or series of capital stock (or equity interest)) of such other Person or if such other Person is a Subsidiary of another Person, the Person who ultimately controls such first mentioned Person.

(j) “Distribution Date” shall mean the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) and (ii) the Close of Business on the tenth Business Day (or, if such tenth Business Day occurs before the Record Date, the Close of Business on the Record Date), or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person, after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any Person holding shares of Common Stock for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than any of the Persons referred to in the preceding parenthetical) to commence, a tender or exchange offer the consummation of which would result in such Person becoming the Beneficial Owner of 15% or more of the outstanding shares of Common Stock.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Exchange Act Regulations” shall mean the General Rules and Regulations under the Exchange Act.

(m) “Exchange Date” shall have the meaning set forth in Section 7(a) hereof.

(n) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(o) “Exempted Person” shall mean (i) BC Partners Holdings, Ltd. and its Affiliates and (ii) any Person who is an Affiliate of the foregoing, and which Person acquires from any of the foregoing shares of Common Stock; provided, however, that, after the date of this Agreement, any Persons in clauses (i)—(ii) above shall cease to be an Exempted Person and shall become an Acquiring Person if they, in the aggregate, acquire Beneficial Ownership of an additional 2% or more of the outstanding Common Stock of the Company in excess of the amount beneficially owned as of the date hereof; provided further, however, that an Exempted Person shall not become an “Acquiring Person” as the result of:

(i) an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the percentage of shares of Common Stock beneficially owned by such Exempted Person to an additional 2% or more of the shares of Common Stock of the Company in excess of the amount beneficially owned as of the date hereof; provided, further, that if such Exempted Person shall become the Beneficial Owner of an additional 2% or more of the outstanding shares of Common Stock of the Company in excess of the amount beneficially owned as of the date hereof by reason of share acquisitions by the Company and shall, after such share acquisitions by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Exempted Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Exempted Person does not beneficially own 15% or more of the Common Stock then outstanding;

(ii) any unilateral grant of any security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to such Exempted Person; provided, however, that if such Exempted Person shall become the Beneficial Owner of an additional 2% or more of the outstanding shares of Common Stock of the Company in excess of the amount beneficially owned as of the date hereof by reason of a unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to such Exempted Person, such Exempted Person shall nevertheless be deemed to be an “Acquiring Person” if such Exempted Person thereafter becomes the Beneficial Owner of any additional shares of Common Stock (unless upon becoming the Beneficial Owner of additional shares of Common Stock, such Exempted Person does not beneficially own 15% or more of the Common Stock then outstanding), except as a result of (y) a dividend or distribution paid or made by the Company on the outstanding Common Stock or a split or subdivision of the outstanding Common Stock; or (z) the unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interest (including restricted stock) granted by the Company to such Exempted Person; or

(iii) any receipt of shares of Common Stock or of the Company’s Series A and Series B Preferred Stock in the form of a dividend paid by the Company to the Exempted Person with respect to shares of the Company’s Series A and Series B Preferred Stock to the extent such shares of preferred stock were beneficially owned by the Exempted Person as of the date hereof.

(p) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(q) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(r) “Person” shall mean any individual, firm, corporation, partnership (general or limited), limited liability company, limited liability partnership, association, unincorporated organization, trust or other legal entity and also (i) any syndicate or group deemed to be a Person under Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder and (iii) any successor (by merger or otherwise) of any such firm, corporation, partnership (general or limited), limited liability company, limited liability partnership, association, unincorporated organization, trust, or other group or entity.

(s) “Preferred Stock” shall mean the Series C Junior Participating Preferred Stock, par value $0.01 per share, of the Company, having the voting rights, powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions set forth in the Certificate of Designation.

(t) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(u) “Purchase Price” shall have the meaning set forth in Sections 4(a), 11(a)(ii) and 13(a) hereof.

(v) “Record Date” shall mean the Close of Business on November 9, 2012.

(w) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(x) “Redemption Period” shall have the meaning set forth in Section 23(a) hereof.

(y) “Right” and “Rights” shall have the meaning set forth in the Preamble hereof.

(z) “Rights Certificate” shall have the meaning set forth in Section 3(d) hereof.

(aa) “Rights Dividend Declaration Date” shall have the meaning set forth in the Preamble hereof.

(bb) “Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii) hereof.

(cc) “Section 13 Event” shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.

(dd) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ee) “Stock Acquisition Date” shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

(ff) “Subsidiary” shall mean, with reference to any Person, any other Person of which (1) a majority of the voting power of the voting securities or equity interests is beneficially owned, directly or indirectly, by such first-mentioned Person or otherwise controlled by such first-mentioned Person, or (2) an amount of voting securities or equity interests sufficient to elect at least a majority of the directors or equivalent governing body of such other Person is beneficially owned, directly or indirectly, by such first-mentioned Person, or otherwise controlled by such first-mentioned Person.

(gg) “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

(hh) “Trust” has the meaning set forth in Section 24(d) hereof.

(ii) “Trust Agreement” has the meaning set forth in Section 24(d) hereof.

Section 2.	Appointment of Rights Agent.

The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

Section 3.	Issue of Rights Certificates.

(a) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit B and which may be appended to certificates that represent shares of Common Stock (hereinafter referred to as the “Summary of Rights”), to each record holder of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.

With respect to certificates representing shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for shares of Common Stock registered in the names of the holders thereof, and not by separate Rights Certificates, and with respect to Book Entry shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by such certificates registered in the names of the holders thereof. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any shares of Common

Stock outstanding on the Record Date (whether represented by certificate(s) or evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock, and, in either case, regardless of whether a copy of the Summary of Rights is submitted with the surrender or request for transfer), also shall constitute the transfer of the Rights associated with such shares of Common Stock.

(b) Rights shall be issued, without any further action, in respect of all shares of Common Stock that become outstanding (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights also shall be issued to the extent provided in Section 22 hereof. Confirmation and account statements sent to holders of Common Stock for Book Entry form or, in the case of certificated shares, certificates, representing such shares of Common Stock, issued after the Record Date shall bear a legend substantially in the following form:

“[This certificate] [These shares] also evidence[s] and entitle[s] the holder hereof to certain Rights as set forth in a Rights Agreement between Office Depot, Inc. (the “Company”) and Computershare Shareowner Services LLC (the “Rights Agent”) dated as of October 24, 2012, as the same may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and will no longer be evidenced by [this certificate] [these shares]. The Company will mail to the holder of [this certificate] [these shares] a copy of the Rights Agreement as in effect on the date of mailing without charge after receipt of a written request therefor.

Under certain circumstances, as set forth in the Rights Agreement, Rights that are Beneficially Owned by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such capitalized terms are defined in the Rights Agreement), or specified transferees of such Acquiring Person (or Affiliate or Associate thereof) may become null and void.”

With respect to all certificates representing shares of Common Stock containing the foregoing legend, until the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.

With respect to Common Stock in Book Entry form for which there has been sent a confirmation or account statement containing the foregoing legend, until the earliest of the Distribution Date, the Redemption Date and the Expiration Date, the Rights associated with the Common Stock shall be evidenced by such Common Stock alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any such Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock.

Notwithstanding this paragraph (b), the omission of the legend or the failure to send, deliver or provide the registered owner of shares of Common Stock, a copy of the Summary of Rights shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

In the event that the Company purchases or otherwise acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding.

(c) Until the Distribution Date, the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

(d) As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent, if so requested and provided with all necessary information and documents, will send) by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit C hereto (the “Rights Certificate”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11 hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates, and the Rights Certificates and the Rights will be transferable separately from the transfer of Common Stock. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

Section 4.	Form of Rights Certificate.

(a) The Rights Certificates (and the forms of election to purchase and of assignment and the certificate to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit C hereto and may have such changes or marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent), and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any applicable rule or regulation of any stock exchange upon which the Rights may from time to time be listed, or to conform to customary usage. Subject to the provisions of this Agreement, the Rights Certificates, whenever distributed, shall be dated as of the Distribution Date and on their face shall entitle the holders thereof to purchase such number of one five-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one five-thousandth of a share, the “Purchase Price”), but the amount and type of securities, cash, or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant hereto that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee after the Acquiring Person becomes such ,or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom such Acquiring Person (or any such Associate or Affiliate) has any continuing written or oral plan, agreement, arrangement, or understanding regarding the transferred Rights, shares of Common Stock, or the Company or (B) a transfer that the Board has determined in good faith to be part of a plan, agreement, arrangement, or understanding that has as a primary purpose or effect the avoidance of Section 7(e) hereof (and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence), shall contain upon the written direction of the Board (to the extent the Rights Agent has knowledge thereof and to the extent feasible) a legend substantially in the following form:

“The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement dated as of October 24, 2012 by and between Office Depot, Inc. and Computershare Shareowner Services LLC (the “Rights Agreement”)). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.”

The Company shall give written notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Acquiring Person or any Associate or Affiliate thereof. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that no Person has become an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. The Company shall instruct the Rights Agent in writing of the Rights which should be so legended.

Section 5.	Countersignature and Registration.

(a) The Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer; Executive Vice President, General Counsel and Corporate Secretary; Executive Vice President and Chief Financial Officer or any Executive Vice President or by an Assistant Secretary, shall have affixed thereto the Company’s corporate seal (or a facsimile thereof), and shall be attested by the Company’s Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or by facsimile. Rights Certificates bearing the manual or facsimile signatures of the individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersigning of such Rights Certificates by the Rights Agent or did not hold such offices at the date of such Rights Certificates. No Rights Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose unless there appears on such Rights Certificate a countersignature duly executed by the Rights Agent by manual or facsimile signature of an authorized officer, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder.

(b) Following the Distribution Date, and receipt by the Rights Agent of written notice to that effect and all other relevant and necessary information referred to in Section 3(d), the Rights Agent shall keep or cause to be kept, at its office designated for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate, and the date of each Rights Certificate.

Section 6.	Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) hereof, that have been redeemed pursuant to Section 23 hereof, or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one five-thousandths of a share of Preferred Stock (or following a Triggering Event, Common Stock, other securities, cash, or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment duly executed and properly completed, the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Right Certificates are transferable only on the books and records of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company or the Rights Agent shall request; whereupon the Rights Agent shall, subject to the provisions of Sections 4(b), 7(e) and 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment by the holder of the Rights of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. If and to the extent the Company does require payment of any such taxes or charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall not deliver any Right Certificate unless and until it is satisfied that all such payments have been made, and the Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under any Section of this Agreement requiring the payment of taxes and charges unless and until it is satisfied that all such taxes and charges have been paid.

(b) If a Rights Certificate shall be mutilated, lost, stolen, or destroyed, upon request by the registered holder of the Rights represented thereby and upon payment to the Company and the Rights Agent of all reasonable expenses incident thereto, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen, or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and representing the equivalent number of Rights, but, in the case of loss, theft, or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall request, and, if requested by the Company or the Rights Agent, indemnity also satisfactory to it.

Section 7.	Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, in the restrictions on exercisability set forth in Sections 9(c), 11(a)(iii) and 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one five-thousandth of a share of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on October 23, 2013 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed (the “Redemption Date”) as provided in Section 23 hereof or (iii) the time at which the Rights are exchanged (the “Exchange Date”) as provided in Section 24 hereof (the earliest of (i), (ii) and (iii) being herein referred to as the “Expiration Date”).

(b) Each Right shall entitle the registered holder thereof to purchase one five-thousandth of a share of Preferred Stock. The Purchase Price for each one five-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $11.50, and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States in accordance with paragraph (c) of this Section 7.

(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one five-thousandth of a share of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable tax or charge in cash, or by money order, certified check or cashier’s check payable to the order of the Company, the Rights Agent shall, subject to Section 18(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock certificates representing such number of one five-thousandths of a share of Preferred Stock (or fractions of shares that are integral multiples of one five-thousandth of a share of Preferred Stock) as are to be purchased and the Company shall direct its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one five-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company shall direct the depositary to comply with all such requests, (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or such depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when necessary to comply with this Agreement, after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue Common Stock or other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company shall make all arrangements necessary so that such Common Stock, other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement, and until so received, the Rights Agent shall have no duties or obligations with respect to such securities, cash and/or other property. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified or bank check or money order payable to the order of the Company.

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Sections 6 and 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and who receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing written or oral plan, agreement, arrangement or understanding regarding the transferred Rights, shares of Common Stock or the Company or (B) a transfer that the Board has determined in good faith to be part of a plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and any holder of such Rights thereafter shall have no rights or preferences whatsoever with respect to such Rights, whether under any provision of this Agreement, the Rights Certificates or otherwise (including, without limitation, rights and preferences pursuant to Sections 7, 11, 13, 23 and 24 hereof). The Company shall use reasonable efforts to ensure compliance with the provisions of this Section 7(e) and Section 4(b) hereof, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any other Person as a result of the Company’s failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

(f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise as set forth in this Section 7 by such registered holder unless such registered holder shall have (i) properly completed and duly executed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.	Cancellation and Destruction of Rights Certificates.

All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.	Reservation and Availability of Capital Stock.

(a) The Company shall cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and/or other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, shall be sufficient to permit the exercise in full of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Preferred Stock (or Common Stock and/or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.

(b) So long as the shares of Preferred Stock (and following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable upon the exercise of the Rights may be listed or admitted to trading on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on such exchange upon official notice of issuance upon such exercise.

(c) The Company shall use its reasonable best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement on an appropriate form under the Securities Act with respect to the securities purchasable upon exercise of the Rights; (ii) cause such registration statement to become effective as soon as practicable after such filing; and (iii) cause such registration statement to remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by such registration statement, and (B) the Expiration Date. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend (with prompt written notice thereof to the Rights Agent), for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction (x) if the requisite qualification in such jurisdiction shall not have been obtained and until a registration statement has been declared effective or (y) if the exercise thereof shall not be permitted under applicable law.

(d) The Company shall take such action as may be necessary to ensure that all one five-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities (subject to payment of the Purchase Price), duly and validly authorized and issued, fully paid and non-assessable.

(e) The Company shall pay when due and payable any and all documentary, stamp, or transfer tax, or other tax or charge, that is payable in respect of the issuance and delivery of the Rights Certificates or the issuance and delivery of any certificates or depository receipts or entries in the Book Entry account system of the transfer agent for the Preferred Stock for a number of one five-thousandths of a share of Preferred Stock (or Common Stock and/or other equity securities of the Company that may be delivered upon exercise of the Rights) upon the exercise of Rights; provided, however, the Company shall not be required to pay any such tax or charge that may be payable in connection with the issuance or delivery of any of any certificates or depositary receipts or entries in the Book Entry account system of the transfer agent for the Preferred Stock for a number of one five-thousandths of a share of Preferred Stock (or Common Stock and/or other equity securities of the Company as the case may be) to any Person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts or entries in the Book Entry account system of the transfer agent for the Preferred Stock (or Common Stock and/or other equity securities of the Company as the case may be) to, or in a name other than that of, the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s or Rights Agent’s satisfaction that no such tax or charge is due.

Section 10.	Preferred Stock Record Date.

Each Person in whose name any certificate or entry in the Book Entry account system of the transfer agent for the Preferred Stock for a number of one five-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate or entry in the Book Entry account system of the transfer agent for the Preferred Stock shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes and charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities (fractional or otherwise) on, and such certificate or entry in the Book Entry account system of the transfer agent for the Preferred Stock shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities as the case may be) transfer books of the Company are open and, provided further, that if delivery of a number of one five-thousandths of a share of Preferred Stock is delayed pursuant to Section 9(c) hereof, such Persons shall be deemed to have become the record holders of such number of one five-thousandths of a share of Preferred Stock only when such Preferred Stock first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to the securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.	Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.

The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the Rights Dividend Declaration Date (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares (or fractions thereof) of Preferred Stock or capital stock, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares (or fractions thereof) of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares (or fractions thereof) of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) Subject to Section 23 and Section 24 hereof, in the event that any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then proper provision shall be made so that promptly following the Redemption Period (as defined in Section 23(a) hereof), each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof and payment of an amount equal to the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one five-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one five-thousandths of a share of Preferred Stock for which a Right was or would have been exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, whether or not such Right was then exercisable, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement except to the extent set forth in Section 13 hereof) by 50% of the current per share market price of Common Stock (as determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such number of shares, the “Adjustment Shares”). The Company shall provide the Rights Agent with written notice of the identity of any such Acquiring Person, Affiliate or Associate, or the nominee or transferee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Related Person or the nominee or transferee of any of the foregoing, unless and until it shall have received such notice.

(iii) The Company at its option may substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) such number or fractions of shares of Preferred Stock having an aggregate market value equal to the current per share market price of one share of Common Stock. In the event that the number of shares of Common Stock which is authorized by the Certificate of Incorporation, but not outstanding, or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board shall, to the extent permitted by applicable law and by any agreements or instruments then in effect to which the Company is a party, (A) determine the excess of (x) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (y) the Purchase Price (such excess being the “Spread”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for some or all of the Adjustment Shares, upon exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) shares (or fractions of a share) of Preferred Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of Preferred Stock which the Board has deemed to have the same value as shares of Common Stock) (such shares of equity securities being herein called “common stock equivalents”), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of an investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) hereof expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available), and then, if necessary such number of fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.

If, upon the occurrence of a Section 11(a)(ii) Event, the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then if the Board so elects, the thirty-day period set forth above may be extended to the extent necessary, but not more than (ninety) 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that action is to be taken pursuant to the preceding provisions of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to the second sentence of this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any “common stock equivalent” shall be deemed to have the same value as the Common Stock on such date. The Board may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock (“equivalent preferred stock”)) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current per share market price of the Preferred Stock (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock or equivalent preferred stock outstanding on such record date, plus the number of shares of Preferred Stock or equivalent preferred stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock or equivalent preferred stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration all or part of which may be in a form other than cash, the value of such consideration shall be as determined by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock or equivalent preferred stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Preferred Stock, but including any dividend payable in stock other than Preferred Stock), or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), then, in each case, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Preferred Stock on such record date minus the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holder of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of a share of Preferred Stock, and the denominator of which shall be such current per share market price (as determined pursuant to Section 11(d) hereof) of the Preferred Stock on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation under this Agreement, the “current per share market price” of any security, including the Common Stock, on any date shall be deemed to be the average of the daily closing prices per share of such security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to, but not including, such date; provided, however, that in the event that the current per share market price of the security is determined during a period following the announcement by the issuer of such security of (i) a dividend or distribution on such security payable in shares of such security or securities convertible into such shares (other than the Rights), or (ii) any subdivision, combination or reclassification of such security, and prior to, but not including, the expiration of the requisite 30 Trading Day period, as set forth above, but not including, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current per share market price” shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The NASDAQ Stock Market or the New York Stock Exchange or, if the security is not listed or admitted to trading on The NASDAQ Stock Market or the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use or, if not so quoted, the average of the closing bid and asked price furnished by a professional market maker making a market in the security selected by the Board.

If on any such date no market maker is making a market in the security, the fair value of such shares on such date as determined in good faith by the Board shall be used. If the security is not publicly held or not listed or traded, “current market price” shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term “Trading Day” shall mean, if the security is listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not so listed or admitted, a Business Day.

(ii) For the purpose of any computation under this Agreement, the “current per share market price” of the Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current per share market price of the Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the “current per share market price” of the Preferred Stock shall be conclusively deemed to be an amount equal to 5,000 (as such number may be appropriately adjusted for such events as stock splits, reverse stock splits, stock dividends or any similar transaction with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current per share market price of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, the “current per share market price” of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the “current per share market price” of one five-thousandth of a share of Preferred Stock shall be equal to the “current per share market price” of one share of Preferred Stock divided by 5,000.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that requires such adjustment or (ii) the Expiration Date.

(f) If, as a result of an adjustment made pursuant to Sections 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (l) and (m) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one five-thousandths of a share of Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one five-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth of a share) obtained by (i) multiplying (x) the number of one five-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one five-thousandths of a share of Preferred Stock that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one five-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth of a Right) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed delivered by the Company, and countersigned and delivered by the Rights Agent, in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one five-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one five-thousandth of a share and the number of one five-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then-par value, if any, of the number of one five-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue, such fully paid and non-assessable, number of one five-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of one five-thousandths of a share of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one five-thousandths of a share of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, prior to the Distribution Date, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board shall determine that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such holders or shall reduce the taxes payable by such holders.

(n) The Company shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its direct or indirect, wholly-owned Subsidiaries in one or more transactions, each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders or other Persons holding an equity interest in such Person that constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of, or otherwise have transferred to them, the Rights previously owned by such Person or any of its Affiliates and Associates; provided, however, this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

(o) After the Distribution Date and so long as any Rights shall then be outstanding (other than Rights that have become null and void pursuant to Section 7(e) hereof), the Company shall not, except as permitted by Sections 23, 24, and 27 hereof, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company, at any time after the Rights Dividend Declaration Date and prior to the Distribution Date, shall (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide any outstanding shares of Common Stock, (iii) combine any of the outstanding shares of Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination, or reclassification is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

Section 12.	Certificate of Adjusted Purchase Price or Number of Shares.

Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event that causes Rights to become null and void) occurs as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event, and a brief reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common

Stock, a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, each registered holder of shares of Common Stock) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect thereto, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such a certificate.

Section 13.	Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) Subject to Section 23 hereof, at any time after a Person has become an Acquiring Person, in the event that, directly or indirectly,

(x) the Company shall consolidate with, or merge with and into, any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving entity of such consolidation or merger,

(y) any Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving entity of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be converted into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or

(z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) to any Person or Persons (other than the Company or any of its direct or indirect, wholly-owned Subsidiaries in one or more transactions, each of which complies with Section 11(o) hereof), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole),

(any such event described in (x), (y), or (z) being herein referred to as a “Section 13 Event”), then, and in each such case, proper provision shall be made so that:

(i) each holder of a Right, except as provided in Section 7(e) hereof, shall, upon the expiration of the Redemption Period (as defined in Section 23(a) hereof), thereafter have the right to receive, upon the exercise of the Right at the then current Purchase Price in accordance with the terms of this Agreement, and in lieu of a number of one five-thousandth shares of Preferred Stock, such number of validly authorized and issued, fully paid, non-assessable and freely tradable shares of Common Stock of the Principal Party (as hereinafter defined), which shares shall not be subject to any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims, as shall be equal to the result obtained by

(1) multiplying such then current Purchase Price by the number of one five-thousandths of a share of Preferred Stock for which such Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of one five-thousandths of a share of Preferred Stock for which a Right would be exercisable hereunder but for the first occurrence of such Section 11(a)(ii) Event by the Purchase Price that would be in effect hereunder but for such first occurrence), and

(2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the then current per share market price (as determined pursuant to Section 11(d) hereof) of the shares of Common Stock of such Principal Party on the date of consummation of such Section 13 Event (or the fair market value on such date of other securities or property of the Principal Party, as provided for herein);

(ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

(iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

(iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and

(v) the provisions of Section 11(a)(ii) hereof shall be of no further effect following the first occurrence of any Section 13 Event, and the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 13.

(b) “Principal Party” shall mean

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, (A) the Person (including the Company as successor thereto or as the surviving entity) that is the issuer of any securities or other equity interests into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Stock that has the highest aggregate current market price (as determined pursuant to Section 11(d) hereof) and (B) if no securities or other equity interests are so issued, the Person (including the Company as successor thereto or as the surviving entity) that is the other constituent party to such merger or consolidation, or, if there is more than one such Person, the Person that is a constituent party to such merger or consolidation, the Common Stock of which has the highest aggregate current market price (as determined pursuant to Section 11(d) hereof); and

(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person that has received assets or earning power pursuant to such transaction or transactions, the Common Stock of which has the highest aggregate current market price (as determined pursuant to Section 11(d) hereof);

provided, however, that in any such case: (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; (2) if the Common Stock of such Person is not and has not been so registered and such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the highest aggregate market value; and (3) if the Common Stock of such Person is not and has not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint venturers, and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued (or reserved for issuance) or that are held in its treasury to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such Section 13 Event, the Principal Party, at its own expense, shall:

(i) (A) prepare and file on an appropriate form a registration statement under the Securities Act, with respect to the Rights and the securities that may be acquired upon exercise of the Rights on an appropriate form, (B) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the Expiration Date, and (C) take such action as may be required to ensure that any acquisition of such securities that may be acquired upon exercise of the Rights complies with any applicable state security or “Blue Sky” laws as soon as practicable following the execution of such agreement;

(ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act;

(iii) use its best efforts to obtain any and all necessary regulatory approvals as may be required with respect to the securities that may be acquired upon exercise of the Rights; and

(iv) use its best efforts, if such Common Stock of the Principal Party shall be listed or admitted to trading on The NASDAQ Stock Market, the New York Stock Exchange or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities that may be acquired upon exercise of the Rights on The NASDAQ Stock Market, the New York Stock Exchange or on such securities exchange, or if the securities of the Principal Party that may be acquired upon exercise of the Rights shall not be listed or admitted to trading on The NASDAQ Stock Market, the New York Stock Exchange or a national securities exchange, to cause the Rights and the securities that may be acquired upon exercise of the Rights to be authorized for quotation on any other system then in use.

(d) In case the Principal Party that is to be a party to a transaction referred to in this Section 13 has at the time of such transaction, or immediately following such transaction shall have, a provision in any of its authorized securities or in its certificate or articles of incorporation or by-laws or other instrument governing its affairs, or any other agreements or arrangements, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then current per share market price (as determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then current per share market price (other than to holders of Rights pursuant to this Section 13), (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13 or (iii) otherwise eliminating or substantially diminishing the benefits intended to be afforded by the Rights in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of such transaction.

(e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

Section 14.	Fractional Rights; Fractional Shares; Waiver.

(a) The Company shall not be required to issue fractions of Rights except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the Persons to which such fractional Rights would otherwise be issuable, an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date that such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, or, in case no such sale takes place on such day, the average of the high bid and low asked prices, in either case as reported by The NASDAQ Stock Market, the New York Stock Exchange or, if the Rights are not listed or admitted to trading on The NASDAQ Stock Market or the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used. In the event the Rights are listed or admitted to trading on a national securities exchange, the closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the high bid and low asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to the national securities exchange on which the Rights are listed or admitted to trading.

(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one five-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one five-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one five-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one five-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one five-thousandth of a share of Preferred Stock shall be one five-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) Following the occurrence of one of the events specified in Section 11 hereof giving rise to the right to receive Common Stock, common stock equivalents or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares of Common Stock, common stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock, common stock equivalents or other securities. In lieu of fractional shares of Common Stock, common stock equivalents or other securities, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock, common stock equivalents or other securities. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(d) The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under any Section of this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15.	Rights of Action.

All rights of action in respect of this Agreement, other than the rights of action vested in the Rights Agent hereunder, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of the Common Stock); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, any registered holder of shares of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, any registered holder of shares of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company and shall be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations by the Company of the obligations hereunder of any Person (including, without limitation, the Company) subject to this Agreement.

Section 16.	Agreement of Rights Holders.

Every holder of a Right, by accepting such Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock registered in the names of the holders of Common Stock (which Common Stock shall also be deemed to represent certificates for Rights) or, in the case of certificated shares, the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for shares of Common Stock shall also constitute certificates for Rights) and each Right shall be transferable only in connection with the transfer of the Common Stock;

(b) after the Distribution Date, the Rights Certificates shall be transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed;

(c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated balance indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated balance indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of the inability of the Company or the Rights Agent to perform any of its or their obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use its best efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as promptly as practicable.

Section 17.	Rights Certificate Holder Not Deemed a Stockholder.

No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 25 hereof, to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.	Duties of Rights Agent.

The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations), upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted to be taken by the Rights Agent and in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of “current per share market price”) be proved or established by the Company prior to the Rights Agent taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be specified herein) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer; Executive Vice President, General Counsel and Corporate Secretary; Executive Vice President and Chief Financial Officer or any Executive Vice President of the Company and delivered to the Rights Agent, and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability, for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company or any other Person only for its own gross negligence, bad faith, or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, incidental, punitive or consequential losses (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Rights Agent under this Agreement will be limited to the aggregate amount of three (3) years worth of administrative fees paid by the Company to the Rights Agent.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature thereof), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not have any liability for or be under any responsibility for the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except its countersignature thereon); nor shall it be liable or responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Agreement or in any Rights Certificate; nor shall it be liable or responsible for any change in the exercisability of the Rights (including but not limited to the Rights becoming null and void pursuant to Section 7(e) hereof) or any change or adjustment in the terms of the Rights including but not limited to any adjustment required under the provisions of Sections 11, 13, 23, or 24 hereof or for the manner, method, or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section 12 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of the Common Stock, the Preferred Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and non-assessable.

(f) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chief Executive Officer; Executive Vice President, General Counsel and Corporate Secretary; Executive Vice President and Chief Financial Officer or any Executive Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization to the Rights Agent, and the Rights Agent shall not be liable for or in respect of any action taken, suffered, or omitted by to be taken in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the

Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted to be taken.

(h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights hereunder if the Rights Agent shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been properly completed, has not been signed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 19.	Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent such compensation as shall be agreed in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and expenses and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, its officers, employees, agents and directors for, and to hold each of them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent or such other indemnified party in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including, but not limited to, the costs and expenses of defending against any claim (whether asserted by the Company, a holder of Rights, or any other Person) of liability hereunder and appealing any claim of liability arising therefrom, directly or indirectly. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 19 and Section 18 above shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

(b) The Rights Agent shall be authorized to rely conclusively on, and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement or the exercise of its duties hereunder in reliance upon any Rights Certificate or certificate for shares of Preferred Stock or any balance indicated in the Book Entry account system of the transfer agent or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed and executed by the proper person or persons. The Rights Agent shall not be deemed to have any knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until the Rights Agent has received notice as required hereunder.

Section 20.	Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stockholder services businesses of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 20. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 21.	Change of Rights Agent.

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ prior notice in writing mailed to the Company, and to each transfer agent of the Preferred Stock and the Common Stock, by registered or certified mail, in which case the Company shall give or cause to be given written notice to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail, and to the registered holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any state of the United States, in good standing, is authorized under such laws to exercise corporate trust, stock transfer, or stockholder services powers, is be subject to supervision or examination by federal or state authorities, and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates by first-class mail. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent.

Section 22.	Issuance of New Rights Certificates.

Notwithstanding any of the provisions of this Agreement or the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Purchase Price or the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date (other than upon exercise of a Right) and prior to the redemption or the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.	Redemption.

(a) The Board may, within its sole discretion, at any time during the period commencing on the Rights Dividend Declaration Date and ending on the earlier of (i) the Close of Business on the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth Business Day following the Record Date), or (ii) the Close of Business on the Final Expiration Date (the “Redemption Period”), cause the Company to redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price, as adjusted, being hereinafter referred to as the “Redemption Price”); provided, however, that, if the Board authorizes redemption of the Rights on or after the time a Person becomes an Acquiring Person, then such authorization shall require the concurrence of two-thirds of the authorized number of members of the Board. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event or a Section 13 Event until such time as the Company’s right of redemption hereunder has expired. The redemption of the Rights by the Board pursuant to this paragraph (a) may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

(b) Immediately upon the action of the Board ordering the redemption of the Rights, pursuant to paragraph (a) of this Section 23 (or such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held. The Company shall promptly give (i) written notice to the Rights Agent of any such redemption and (ii) public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Board ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire, or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, or other than in connection with the purchase of shares of Common Stock or the conversion or redemption of shares of Common Stock in accordance with the applicable provisions of the Certificate of Incorporation prior to the Distribution Date.

Section 24.	Exchange.

(a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per each outstanding Right, as appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Acquiring Person, together with all Affiliates and Associates of such Acquiring Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding. The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a).

(b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give (i) written notice to the Rights Agent of any such exchange and (ii) public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c) If there are not sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights. If the Company, after good faith effort, is unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute common stock equivalents (as defined in Section 11(a)(iii) hereof) for shares of Common Stock for Common Stock exchangeable for Rights, at the initial rate of one common stock equivalent for each share of Common Stock, as appropriately adjusted to reflect stock splits, reverse stock splits, reverse stock split, stock dividends, and other similar transactions after the date hereof.

(d) Upon declaring an exchange pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Company may implement such procedures as it deems appropriate, in its sole discretion, for the purpose of ensuring that the Common Stock (or such other consideration) issuable upon an exchange pursuant to this Section 24 is not received by holders of Rights that have become null and void pursuant to Section 7(e). Before effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and the Company shall issue to the trust created by the Trust Agreement (the “Trust”) all or a portion (as designated by the Board) of the shares of Common Stock and other securities, if any, distributable pursuant to the Exchange, and all stockholders entitled to distribution of such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) shall be entitled to receive a distribution of such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) only from the Trust and solely upon compliance with all relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering shares of

Common Stock (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Affiliates and Associates (or former Beneficial Owners thereof and their Affiliates and Associates) as the Company shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 7(e) and not transferable or exerciseable or exchangeable in connection herewith. Any shares of Common Stock or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid, and nonassessable shares of Common Stock or of such other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

Section 25.	Notice of Certain Events.

(a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class or series to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company); (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock); (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof); or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26 hereof, a written notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action and, in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier; provided, however, that no such action shall be taken pursuant to this Section 25(a) that will or would conflict with any provision of the Certificate of Incorporation; provided further, that no such notice shall be required pursuant to this Section 25 if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earning power to, any other Subsidiary of the Company.

(b) In case any Section 11(a)(ii) Event shall occur, then, in any such case, (i) the Company shall, as soon as practicable thereafter, give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in paragraph (a) of this Section 25 to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, to any other securities that may be acquired upon exercise of a Right.

(c) In case any Section 13 Event shall occur, then the Company shall, as soon as practicable thereafter, give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 13(a) hereof.

Section 26.	Notices.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile, telegram or cable) and mailed or sent or delivered, if to the Company, at its address at:

Office Depot, Inc.

6600 North Military Trail

Boca Raton, FL 33496

Attention: Executive Vice President, General Counsel and Corporate Secretary

And if to the Rights Agent, at its address at:

Computershare Shareowner Services LLC

480 Washington Blvd.

Jersey City, NJ 07310

Attn: Relationship Manager

with a copy to:

Computershare Shareowner Services LLC

480 Washington Blvd.

Jersey City, NJ 07310

Attn: Legal Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, the registered holder of any shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company or the Rights Agent, as the case may be.

Section 27.	Supplements and Amendments.

Except as otherwise provided in this Section 27, the Company, by action of the Board, may from time to time and in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement in any respect without the approval of any holders of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (c) shorten or lengthen any time period hereunder, (d) otherwise change, amend, or supplement any provisions hereunder in any manner that the Company may deem necessary or desirable; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights (other than Rights that have become null and void pursuant to Section 7(e) hereof) as such or cause this Agreement to become amendable other than in accordance with this Section 27. Without limiting the foregoing, the Company, by action of the Board, may at any time before any Person becomes an Acquiring Person amend this Agreement to make the provisions of this Agreement inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided that any supplement or amendment that does not amend Sections 18, 19, 20 or 21, or this Section 27 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. The Company shall provide within three Business Days of the adoption of an amendment to the Rights Agreement written notification of such amendment to the Rights Agent.

Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

Section 28.	Successors.

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.	Determinations and Actions by the Board.

Except as otherwise specifically provided herein, the Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company hereunder, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (a) to interpret the provisions of this Agreement, and (b) to make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights in accordance with Section 23, to exchange or not exchange the rights in accordance with Section 24, to amend or not amend this Agreement in accordance with Section 27). All such actions, calculations, interpretations, and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) that are done or made by the Board shall (i) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights, and all other parties, and (ii) not subject the Board or any member thereof to any liability to the holders of the Rights. The Rights Agent is entitled always to assume the Board, or any duly authorized committee thereof, acted in good faith and shall be fully protected and incur no liability in reliance thereon

Section 30.	Benefits of this Agreement.

Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of the Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock of the Company).

Section 31.	Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would materially and adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board and provided, however, if such excluded provision shall affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to the Company.

Section 32.	Governing Law.

This Agreement, each Right, and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York, without regard to the principles or rules concerning conflicts of laws which might otherwise require application of the substantive laws of another jurisdiction.

Section 33.	Counterparts.

This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

Section 34.	Descriptive Headings.

The headings contained in this Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 35.	Force Majeure.

Notwithstanding anything to the contrary contained herein, the Rights Agent shall not incur any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil or military disobedience or disorder, riot, rebellion, terrorism, insurrection, fire, earthquake, storm, flood, strike, work stoppage, labor dispute, accident or failure or malfunction of any utilities, means of communication or computer (software or hardware) services or similar occurrence).

Section 36.	Customer Identification Program.

The Company acknowledges that the Rights Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Rights Agent must obtain, verify and record information that allows the Rights Agent to identify the Company. Accordingly, prior to accepting an appointment hereunder, the Rights Agent has received information from the Company that has allowed the Rights Agent to identify the Company, including without limitation the Company’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Company deems necessary.

[Signature Page To Follow On Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

OFFICE DEPOT, INC.

By:	/s/ Elisa Garcia
	Name:	Elisa Garcia
	Title:	EVP, General Counsel & Corporate Secretary

COMPUTERSHARE SHAREOWNER SERVICES LLC as Rights Agent

By:	/s/ Jacqueline Wadsworth
	Name:	Jacqueline Wadsworth
	Title:	Vice President

Exhibit A

CERTIFICATE OF DESIGNATION

OF

SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

OF

OFFICE DEPOT, INC.

Pursuant to Section 151 of the

General Corporation Law of

the State of Delaware

Office Depot, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

That, pursuant to authority conferred by the Restated Certificate of Incorporation of the Corporation, as amended, and by the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation (the “Board”), at a duly called meeting held on October 24, 2012, at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions remain in full force and effect on the date hereof, creating a series of one hundred thousand (100,000) shares of Preferred Stock, $0.01 par value, designated as Series C Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, and Section 151(g) of the General Corporation Law of the State of Delaware, the Board does hereby create, authorize and provide for the issuance of a series of Preferred Stock, $0.01 par value, of the Corporation, designated as “Series C Junior Participating Preferred Stock,” having the voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof that are set forth as follows:

Section 1. Designation and Amount. The shares of such class shall be designated as “Series C Junior Participating Preferred Stock” (the “Series C Preferred Stock”) and the number of shares constituting such class shall be one hundred thousand (100,000). Such number of shares may be increased or decreased by resolution of the Board of Directors, provided, however that no such decrease shall reduce the number of shares of the Series C Preferred Stock to a number less than the number of shares then outstanding, plus the number reserved for issuance upon the exercise of options, rights or warrants, or upon conversion of any outstanding securities issued by the Corporation convertible into Series C Preferred Stock.

Section 2. Dividends and Distributions. (A) Subject to the prior and superior rights of the holders of any shares of any other class or series of Preferred Stock of the Corporation ranking prior and superior to the shares of Series C Preferred Stock with respect to dividends, each holder of a share (a “Share”) of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of March, June, September, and December in each year (each such date being a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Share of Series C Preferred Stock, in an amount per

Share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 5,000 times the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Share of Series C Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Share equal to 5,000 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Share of Series C Preferred Stock. In the event that the Corporation shall at any time after the Rights Dividend Declaration Date (as that term is defined in the Rights Agreement dated October 24, 2012 by and between the Corporation and Computershare Shareowner Services LLC) (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Share of Series C Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on Shares of Series C Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend or distribution payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Date, a dividend of $1.00 per Share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and shall be cumulative on each outstanding Share of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Share of Series C Preferred Stock, unless the date of issuance of such Share is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Share shall begin to accrue from the date of issuance of such Share, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Shares of Series C Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Shares shall be allocated pro rata on a share-by-share basis among all Shares of Series C Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of Shares of Series C Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each Share of Series C Preferred Stock shall entitle the holder thereof to 5,000 votes on all matters submitted to a vote of the holders of Common Stock of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a small number of shares, then in each such case the number of votes per Share to which holders of Shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or in any other Certificate of Designation creating a series of preferred stock, or any similar stock, or by law, the holders of Shares of Series C Preferred Stock, the holders of shares of Common Stock, and the holders of any other class or series of capital stock of the Corporation entitled to vote generally, together with the Common Stock, shall vote together as one class on all matters submitted to a vote of the holders of such stock.

(C) (i) If at any time dividends on any Shares of Series C Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a “default period”) from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Shares of Series C Preferred Stock then outstanding shall have been declared and paid or set apart for payment, the holders of the outstanding Shares of Series C Preferred Stock, together with the holders of outstanding shares of any one or more other classes or series of stock of the Corporation upon which like voting rights have been conferred and are exercisable (voting together as a class), shall have the right to elect two Directors to the Board of Directors of the Corporation at the Corporation’s next annual meeting of stockholders, and so long as such default period continues, shall have the right to elect a successor to each of the two Directors so elected upon the expiration of their respective terms, such right to be exercised at the subsequent annual meeting or meetings at which the respective terms of such Directors expire. Any Director who shall have been so elected pursuant to this paragraph may be removed only for cause. If the office of any Director elected by the holders of Shares of Series C Preferred Stock pursuant to this paragraph becomes vacant for any reason, the remaining Director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred, and if the offices of both such Directors elected by the holders of Shares of Series C Preferred Stock pursuant to this paragraph become vacant for any reason, such vacancies may be filled for the unexpired term in respect of which such vacancy occurred only by the affirmative vote of the holders of the outstanding Shares of Series C Preferred Stock, together with the holders of the outstanding shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class).

(ii) The voting rights vested pursuant to paragraph (C)(i) hereof in the holders of the outstanding Shares of Series C Preferred Stock, together with the holders of outstanding shares of any one or more other classes or series of stock of the Corporation upon which like voting rights have been conferred and are exercisable (voting together as a class), may not be exercised at any annual meeting unless one-third of the outstanding shares of stock of the corporation upon which such voting rights have been conferred shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Shares of Series C Preferred Stock of such rights. In connection with the election of Directors pursuant to paragraph (C)(i) hereof, each holder of Shares of Series C Preferred Stock shall be entitled to one vote for each one five-thousandth of a Share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

(iii) During any default period, the holders of shares of Common Stock and Shares of Series C Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect (voting together as a class) all the Directors other than the two Directors to be elected pursuant to paragraph (C)(i) hereof by the holders of the outstanding shares of Series C Preferred Stock, together with the holders of outstanding shares of any one or more other classes or series of stock of the Corporation upon which like voting rights have been conferred and are exercisable (voting together as a class).

(iv) Immediately upon the expiration of a default period, (x) the right of the holders of Shares of Series C Preferred Stock to elect Directors pursuant to paragraph (C)(i) hereof shall cease (subject to re-vesting in the event of each and every subsequent default of the character mentioned in paragraph (C)(i) above), and (y) the term of any Directors elected by the holders of Shares of Series C Preferred Stock pursuant to paragraph (C)(i) hereof shall terminate.

(D) Except as set forth herein, holders of Shares of Series C Preferred Stock shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of share of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions. (A) Whenever quarterly dividends or other dividends or distributions payable on Shares of Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Shares of Series C Preferred Stock shall have been paid in full, the Corporation shall not

(i) declare or pay dividends on, or make any other distributions on, any shares of Junior Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of Parity Stock, except dividends paid ratably on Shares of Series C Preferred Stock and shares of all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Shares and all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any Junior Stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Junior Stock in exchange for shares of any Junior Stock;

(iv) redeem or purchase or otherwise acquire for consideration any Shares of Series C Preferred Stock, or any Parity Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates, and other relative rights and preferences of the respective series and classes, shall determine in good faith, will result in fair an equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any Shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, $0.01 par value, and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Certificate, or in any other Certificate of Designation creating series of Preferred Stock, $0.01 par value, or any similar stock, or as otherwise restricted by law.

Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation no distribution shall be made (i) to the holders of shares of Junior Stock unless the holders of Shares of Series C Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $1.00 per Share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount equal to 5,000 times the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of Parity Stock, unless simultaneously therewith distributions are made ratably on Shares of Series C Preferred Stock and all other shares of such Parity Stock in proportion to the total amounts to which the holders of Shares of Series C Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such Parity Stock are entitled, in each case upon such liquidation, dissolution or winding up.

(B) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Shares of Series C Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or converted into other stock, securities, cash, and/or any other property, then in any such case Shares of Series C Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 5,000 times the aggregate amount of stock, securities, cash, and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. Redemption. The Shares of Series C Preferred Stock shall not be redeemable.

Section 9. Ranking. Except as provided below, the Series C Preferred Stock shall rank junior to all other series of Preferred Stock, $0.01 par value, and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise. The Series C Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution, or winding up, to the Common Stock.

Section 10. Amendment. Except as set forth in Section 1 hereof, the Certificate, including, without limitation, this Certificate of Designation shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation in any manner that would alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two thirds of the outstanding Shares of Series C Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. The Series C Preferred Stock may be issued in fractions of one five-thousandth of a Share or other fractions of a share, which fractions shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series C Preferred Stock.

Section 12. Definitions. All capitalized terms used herein have the meanings ascribed to them in the Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate”), unless otherwise defined herein. In addition, for purposes hereof, the following terms shall have the meanings set forth below:

(A) The term “Common Stock” shall mean the class of stock designated as the Common Stock, $0.01 par value, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of such Common Stock.

(B) The term “Junior Stock” (i) as used in Section 4, shall mean the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series C Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series C Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(C) The term “Parity Stock” (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series C Preferred Stock as to the payment of dividends and (ii) as used in Section 6, shall mean any class or series of stock of the Corporation hereinafter authorized or issued and ranking pari passu with the Series C Preferred Stock as to the distribution of assets on any liquidation, dissolution, or winding up of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its authorized officer this             day of October, 2012.

OFFICE DEPOT, INC.

By:
Name:
Title:

Exhibit B

SUMMARY OF RIGHTS TO PURCHASE

SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

Effective October 24, 2012, the Board of Directors of Office Depot, Inc. (the “Company”) declared a distribution of one Right (a “Right”) for each outstanding share of Common Stock, $0.01 par value per share (the “Common Stock”), to stockholders of record at the close of business on November 9, 2012, (the “Record Date”) and for each share of Common Stock issued (including shares distributed from Treasury) by the Company thereafter and prior to the Distribution Date (as described below and defined in the Rights Agreement). Each Right entitles the registered holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company one five-thousandth of a share of Series C Junior Participating Preferred Stock, $0.01 par value per share (the “Preferred Stock”), at a Purchase Price of $11.50 per one five-thousandth of a share of Preferred Stock, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement between the Company and Computershare Shareowner Services LLC, as Rights Agent (the “Rights Agreement”). The Company intends to seek stockholder approval of the Rights Agreement.

Copies of the Rights Agreement and the Certificate of Designation for the Preferred Stock (the “Certificate of Designation”) have been filed with the Securities and Exchange Commission as exhibits to a Registration Statement on Form 8-A dated October 31, 2012 and a Current Report on Form 8-K dated October 30, 2012. Copies of the Rights Agreement and the Certificate of Designation are available free of charge from the Company. This summary description of the Rights and of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Rights Agreement and the Certificate of Designation, including the definitions therein of certain terms, which Rights Agreement and Certificate of Designation are incorporated herein by reference. Capitalized terms herein and defined in the Rights Agreement and not otherwise defined herein shall have the meaning set forth in the Rights Agreement.

The Rights Agreement

Initially, no separate Rights Certificates will be distributed and instead the Rights will attach to all certificates representing shares of outstanding Common Stock, or, with respect to Common Stock in Book Entry form, to the outstanding shares of Common Stock evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock. The Rights will separate from the Common Stock and the “Distribution Date” will occur upon the earlier of (i) ten Business Days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person,” or (ii) ten Business Days (or such later date as may be determined by the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group of affiliated and associated persons beneficially owning 15% or more of the shares of Common Stock then outstanding. Until the Distribution Date, (i) the Rights will be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock registered in the names of the holders thereof or, in the case of certificated shares, by Common Stock certificates, and will be transferred with and only with such underlying shares of Common Stock, (ii) confirmation and account statements sent to holders of Common Stock in Book Entry form or, in the case of certificated shares, certificates, representing such shares of Common Stock, issued after the Record Date (including shares distributed from Treasury) will contain a notation incorporating the Rights Agreement by reference, and (iii) the transfer of any shares of outstanding Common Stock will also constitute the transfer of the Rights associated with such shares of Common Stock.

As used in the Rights Agreement, an “Acquiring Person” means a person or group of affiliated or associated persons that has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more of the shares of Common Stock then outstanding. The following, however, are not Acquiring Persons: the Company, its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, any entity holding shares of Common Stock pursuant to the terms of any such plan, or an Exempted Person. Moreover, no person or affiliated persons will be deemed to be an Acquiring Person as a result of the following: (1) an acquisition of Common Stock by the Company, which, by reducing the number of shares of Common Stock outstanding, increases the percentage of the shares of Common Stock that such person, or group of affiliated or associated persons, beneficially owns to 15% or more of the shares of Common Stock then outstanding, (2) if the Board of Directors of the Company determines that a person, or group of affiliated or associated persons, who would otherwise be an Acquiring Person, has become so inadvertently (either because such person, or group of persons, was unaware that it beneficially owned the requisite percentage of outstanding Common Stock or because it had no actual knowledge of the consequences of such beneficial ownership under the Rights Agreement), and such person, or group of affiliated or associated persons, promptly divests a sufficient number of shares of Common Stock so that it would no longer be an Acquiring Person, then such person or group of affiliated or associated persons shall not be deemed to be or to have become an Acquiring Person for any purposes of the Rights Agreement, (3) being the beneficial owner of 15% or more of the shares of Common Stock then outstanding as of the date of the Rights Agreement or prior to the first public announcement of the adoption of the Rights Agreement, and (4) any unilateral grant of any security by the Company to such person or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees. Notwithstanding the foregoing, a person, or group of affiliated or associated persons, who would be considered an Acquiring Person but for the exceptions in (1) through (4) in the foregoing sentence, will nonetheless be considered an Acquiring Person if such person, or group of affiliated or associated persons, continues to hold 15% or more of the shares of Common Stock outstanding and becomes the beneficial owner of additional shares of Common Stock, subject to certain exceptions described in the Rights Agreement.

BC Partners Holdings, Ltd. and its Affiliates, as well as any person who is an Affiliate of the foregoing, and which person acquires from any of the foregoing shares of Common Stock, is defined as an “Exempted Person” under the Rights Agreement. The Exempted Person will nonetheless be considered an Acquiring Person if such Exempted Person becomes the beneficial owner of an additional 2% or more of the outstanding Common Stock in excess of the amount beneficially owned as of the date of the Rights Agreement, subject to certain exceptions set forth in the Rights Agreement.

The Rights are not exercisable until the Distribution Date and will expire at the Close of Business on October 23, 2013 unless earlier redeemed or exchanged by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the Close of Business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, then each holder of a Right will thereafter have the right to receive, upon exercise, shares of Common Stock (or, in certain circumstances, shares of Preferred Stock, other securities, cash, property, or a combination thereof) having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price multiplied by the number of one five-thousandth of a share of Preferred Stock issuable upon exercise of a Right prior to the events described in this paragraph.

Notwithstanding any of the foregoing, following the time any person or group becomes an Acquiring Person, all Rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by any Acquiring Person or its Affiliates or Associates will be null and void.

In the event that, at any time after a person or group becomes an “Acquiring Person,” (i) the Company is acquired in a merger or other business combination with another company and the Company is not the surviving corporation, (ii) another company consolidates or merges with the Company and all or part of the Common Stock is converted or exchanged for other securities, cash, or property, or (iii) 50% or more of the consolidated assets or earning power of the Company and its subsidiaries is sold or transferred to another company, then each holder of a Right (except Rights that previously have been voided as described above) shall thereafter have the right to receive, upon exercise, Common Stock or other equity interest of the ultimate parent of such other company having a value equal to two times the exercise price of the Right.

The Purchase Price payable, and the number of one five-thousandth of a share of Preferred Stock (or other securities, as applicable) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to the holders of the Preferred Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of Preferred Stock (other than fractional shares that are integral multiples of one five-thousandth of a share). In lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock prior to the date of exercise.

At any time prior to the earlier of the Close of Business on (1) the tenth Business Day following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person,” and (2) the Final Expiration Date, the Company’s Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment in certain events) (the “Redemption Price”). Immediately upon the action of the Company’s Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of such Rights will be to receive the Redemption Price for each Right held.

At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and before any such Acquiring Person shall become the beneficial owner of 50% or more of the shares of Common Stock then outstanding, the Board of Directors, at its option, may exchange each Right (other than Rights that previously have become void as described above) in whole or in part, at an exchange ratio of one share of Common Stock (or under certain circumstances one five-thousandth of a share of Preferred Stock or equivalent preferred stock) per Right (subject to adjustment in certain events).

In the event the Board elects to exchange Rights for shares as described above, it may also direct the Company to enter into a Trust Agreement, and shares issuable upon the exchange would be issued to the trust created pursuant to the Trust Agreement. Under the terms of the Trust

Agreement, holders of exercisable Rights would become beneficiaries of the trust created pursuant thereto, and would be entitled to receive from the trust a distribution of the shares issued on exchange of their Rights upon certifying that they owned the Rights on the record date for the exchange and that they are not an Acquiring Person or any affiliate or associate of an Acquiring Person or holding shares on behalf of an Acquiring Person.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for one five-thousandth of a share of Preferred Stock (or other consideration).

Any of the provisions of the Rights Agreement may be amended without the approval of the holders of Rights in order to cure any ambiguity, defect, inconsistency or to make any other changes that the Board may deem necessary or desirable. After any person or group of affiliated or associated persons becomes an Acquiring Person, the provisions of the Rights Agreement may not be amended in any manner that would adversely affect the interests of the holders of Rights excluding the interests of any Acquiring Person.

Description of Preferred Stock

The Preferred Stock that may be acquired upon exercise of the Rights will not be redeemable and will rank junior to any other shares of preferred stock that may be issued by the Company with respect to the payment of dividends and as to distribution of assets in liquidation.

Each share of Preferred Stock will have a minimum preferential quarterly dividend of the greater of $1.00 per share or 5,000 times the aggregate per share amount of any cash dividend declared on the Common Stock since the immediately preceding quarterly dividend, subject to certain adjustments.

In the event of liquidation, the holder of Preferred Stock will be entitled to receive a preferred liquidation payment per share equal to the greater of $1.00 (plus accrued and unpaid dividends thereon) or 5,000 times the amount paid in respect of a share of Common Stock, subject to certain adjustments.

Generally, each share of Preferred Stock will vote together with the Common Stock and any other class or series of capital stock entitled to vote in such a manner, and will be entitled to 5,000 votes per share, subject to certain adjustments. The holders of the Preferred Stock, voting as a separate class, shall be entitled to elect two directors if dividends on the Preferred Stock are in arrears in an amount equal to six quarterly dividends thereon.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the economic value of one five-thousandth of a share of Preferred Stock is expected to approximate the economic value of one share of Common Stock.

*        *        *         *        *

Exhibit C

[Form of Rights Certificate]

Certificate No. R-	Rights

NOT EXERCISABLE AFTER OCTOBER 23, 2013 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF ANY SUCH PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID, SO LONG AS HELD BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.] */

*/	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Rights Certificate

This certifies that                                                      , or its registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 24, 2012, as the same may be amended from time to time (the “Rights Agreement”), between Office Depot, Inc., a Delaware corporation (the “Company”), and Computershare Shareowner Services LLC, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 p.m., New York City time, on October 23, 2013 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one five-thousandth of a fully paid, non-assessable share of Series C Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company, at a purchase price of $11.50 per one five-thousandth share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share as set forth above, are the number and Purchase Price as of October 24, 2012, based on the Preferred Stock as constituted at such date, and are subject to adjustment upon the happening of certain events as provided in the Rights Agreement. Capitalized terms used and not defined herein shall have the meanings specified in the Rights Agreement.

From and after the occurrence of a Section 11(a)(ii) Event or Section 13 Event, the Rights evidenced by this Rights Certificate beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person, (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event or Section 13 Event.

The Rights evidenced by this Rights Certificate shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be acquired upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one five-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $0.001 per Right at any time prior to the earlier of the Close of Business on (i) the tenth Business Day following the Stock Acquisition Date and (ii) the Final Expiration Date. Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of two-thirds of the members of the Board.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per each outstanding Right or, in certain circumstances, other equity securities of the Company which are deemed by the Board to have the same value as shares of Common Stock, subject to adjustment.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one five-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company.

Dated as of                     ,

OFFICE DEPOT, INC.

By:
Name:
Title:

Countersigned:

Dated as of                     ,

COMPUTERSHARE SHAREOWNER SERVICES LLC,

as Rights Agent

By:
Authorized Signatory

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if

such holder desires to transfer the

Rights Certificate.)

FOR VALUE RECEIVED                                                           hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:                     ,

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated: ,
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a level acceptable to the Rights Agent.

In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder

desires to exercise Rights represented

by the Rights Certificate.)

To:

The undersigned hereby irrevocably elects to exercise         Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or such other property which may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or such other securities of the Company or of any other person or such other property as may be issuable upon the exercise of the Rights) be issued in the name of and delivered to:

(Please print name and address)

Please insert social security

or other identifying number:

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print name and address)

Please insert social security

or other identifying number:

Dated:                     ,

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated: ,
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a level acceptable to the Rights Agent.

In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.